EXECUTIVE EMPLOYMENT AGREEMENT

MEMORANDUM OF AGREEMENT made at Montreal, Quebec, on December 15, 2006, with effect as at August 15, 2006.

BY AND BETWEEN:

OPTIMAL GROUP INC., a corporation constituted pursuant to the Canada Business Corporations Act, with a place of business at 2, Alexis-Nihon Place, Suite 1700, 3500 de Maisonneuve Blvd. West, in the City of Westmount, Province of Québec H3Z 3C1;

(hereinafter, the "Corporation”)

AND:	MR. DOUG LEWIN, executive, residing at 69 Downshire Road, in the City of Hampstead, Province of Québec;

(hereinafter, the "Executive")

WITH THE INTERVENTION

OF:

OPTIMAL PAYMENTS INC., a corporation constituted pursuant to the Canada Business Corporations Act , with a place of business at 2, Alexis-Nihon Place, Suite 700, 3500 de Maisonneuve Blvd. West, in the City of Westmount, Province of Québec H3Z 3C1;

(hereinafter, "Optimal")

WHEREAS the Corporation and the Executive entered into an employment agreement dated April 2, 2004 (the “Employment Agreement”), to which Employment Agreement Terra Payments Inc. intervened;

WHEREAS Optimal was formed by amalgamation of Terra Payments Inc. and a wholly owned subsidiary of the Corporation;

WHEREAS the Executive is currently employed as President of Optimal and Senior Vice-President of the Corporation;

WHEREAS on August 15, 2006 the Compensation Committee of the Board of Directors of the Corporation approved an amendment to the severance and notification periods set forth in the Employment Agreement;

WHEREAS the parties wish to memorialize the aforementioned amendment and other changes incidental to the change of title of the Executive and change of business address of the Corporation;

NOW, THEREFORE, THIS AGREEMENT WITNESSETH THAT the parties agree as follows:

ARTICLE I

INTERPRETATION

1.1	All terms used as defined terms in this agreement and not otherwise defined herein shall have the meanings respectively ascribed thereto in the Employment Agreement.
1.2	The preamble hereof shall form an integral part of this agreement.

ARTICLE II

AMENDMENT TO EMPLOYMENT AGREEMENT

2.1	The Executive shall report to the two Co-Chairmen of the Corporation.
2.2	Clause (c) of Section 11.1 of the Employment Agreement is hereby deleted and replaced by the following:

“Upon ninety (90) days written notice from the Executive to the Corporation, specifying the intention of the Executive to resign (except if Good Reason exists, in which event the Executive may terminate his employment at any time by written notice to the Corporation); or”.

2.3	Section 12.2 of the Employment Agreement is hereby deleted and replaced by the following:

“Should the Executive's employment be terminated prior to the announcement of a transaction or event constituting a Change of Control a) by the Corporation without Cause, or b) by the Executive for Good Reason, the Corporation shall pay to the Executive (A) the Basic Payments, and (B) an amount (the "Termination Payment") equal to one and one-half (1.5) times the highest annual Base Salary paid or payable to the Executive during his employment hereunder (hereinafter, the "Highest Base Salary") plus one and one-half (1.5) times the highest aggregate bonuses paid or payable to him in respect of any year of his employment hereunder (hereinafter, the "Highest Aggregate Bonuses"), each payable in one lump sum (less statutory deductions at source) within ten (10) days following the termination of his employment, except for bonuses forming part of the Basic Payments which shall be paid in accordance with Section 5.2 of this Agreement.”.

2.4

The civic address for the giving of notices to the Corporation in accordance with Section 13.7 of the Employment Agreement is changed from c/o 7350 TransCanada Highway, Montreal, Quebec H4T 1A3 to the place of business of the Corporation first above-mentioned.

2.5

The parties agree that the Employment Agreement, as amended hereby, remains in full force and effect. This agreement is an amendment to the Employment Agreement and the Employment Agreement and this agreement shall be read together and have effect so far as practicable as though all the provisions thereof and hereof were contained in one instrument.

ARTICLE III

MISCELLANEOUS

3.1	The headings in this agreement are inserted for convenience of reference only and shall not affect the interpretation hereof.
3.2	This agreement shall be governed by and interpreted and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.
3.3

The parties hereto acknowledge that they have requested and are satisfied that this agreement and all related documents be drawn up in the English language. Les parties aux présentes reconnaissent avoir requis que la présente entente et les documents qui y sont relatifs soient rédigés en anglais.

IN WITNESS WHEREOF, this agreement has been executed by the parties hereto on the date and at the place first above-mentioned.

OPTIMAL GROUP INC.
Per:	/s/ HOLDEN L. OSTRIN
Per:	/s/ NEIL S. WECHSLER
DOUGLAS P. LEWIN
/s/ DOUGLAS P. LEWIN
DOUGLAS P. LEWIN

Optimal Payments Inc. hereby intervenes in the present agreement and declares that it is solidarily responsible with the Corporation for the performance of the Corporation's obligations which are set forth in the present agreement.

OPTIMAL PAYMENTS INC.
Per:	/s/ LEON P. GARFINKLE